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Exhibit 10.8                   PEOPLES STATE BANK

                          EMPLOYEE SEVERANCE AGREEMENT

     THIS EMPLOYEE SEVERANCE AGREEMENT ("Agreement") is entered into by and among Peoples State Bank ("Employer"), and Thomas M. Riherd, II ("Employee").

     WHEREAS, in recognition of Employee's prior and continuing contribution to Employer, Employer wishes to protect Employee's position therewith in the manner provided in this Agreement in the event of a Change in Control of the Employer.

     NOW,   THEREFORE,   in   consideration   of  Employee's   contribution  and
responsibilities, Employer hereby agrees to provide Employee with certain severance benefits as specifically provided herein.

                             SECTION 1 - DEFINITIONS

     (a) "Change in Control" means an event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor disclosure item; provided that, without limitation, such a Change in Control (as set forth in 12 U.S.C. Section 1841(a)(2) of the Bank Holding Company Act of 1956, as amended) shall be deemed to have occurred if any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Employer:
(i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote 25% or more of any class of the then outstanding voting securities of the Employer; or (ii) controls in any manner the election of the directors of the Employer. For purposes of this Agreement, a "Change in Control" shall be deemed not to have occurred in connection with a reorganization, consolidation, or merger of Employer where the stockholders of the Employer, immediately before the consummation of the transaction, will own over 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

     (b) Termination for "just cause" means termination because of Employee's personal dishonesty, incompetence, willful misconduct, material breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final case-and-desist order. In determining "incompetence," the acts or omissions shall be measured against standards generally prevailing in the banking industry. No act, or failure to act on Employee's part, shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of Employer; provided that any act or omission to act on Employee's behalf in reliance upon advice or written opinion of Employer's counsel shall not be deemed to be willful.

     (c) Employee may terminate his employment for "good reason" after a Change in Control if he is demoted or there is a significant change in his title or authority, reduction in his annual compensation, or relocation of his principal place of employment by more than 25 miles from the location where he performed his job functions immediately prior to the Change in Control.

     (d) "Protected Period" means the term of this Agreement and one year following termination hereof.

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                          SECTION 2 - TERM OF AGREEMENT

     The term of this Agreement shall be for two years commencing on March 1, 2002, and terminating on March 1, 2004, unless further extended or sooner terminated in accordance with the terms and conditions set forth herein. On February 28, 2003, and on each "Anniversary Date" thereafter, the term of this Agreement shall be extended for one additional year, unless Employer gives Employee written notice in advance of an Anniversary Date of its intent not to extend the term of this Agreement.

             SECTION 3 - PAYMENTS TO EMPLOYEE UPON CHANGE IN CONTROL

     Following a Change in Control and within the Protected  Period,  if either:
(i) Employer terminates Employee's employment without "just cause;" or (ii) Employee terminates his own employment for "good reason," Employee shall be entitled to receive the termination benefits described in Section 4 hereof.

                        SECTION 4 - TERMINATION BENEFITS

     (a) Upon a termination described in Section 3, Employer or its successor(s) shall pay Employee, or in the event of his subsequent death, his estate, as severance pay, a sum equal to two years' "highest annual base salary." For purposes of this Agreement, Employee's highest annual base salary shall mean the Employee's highest base salary during the three years immediately preceding Employee's termination. Such payment shall be made in substantially equal monthly installments on the last day of each month, or if these days are nonbusiness days, the immediate preceding business day, commencing with the month in which date of termination occurs. At the discretion of Employer, Employee may receive the full amount of this termination benefit in one lump sum payment.

     (b) Upon a termination described in Section 3, Employer or its successor(s) shall continue to provide life, health and disability coverage ("Coverage") comparable to the coverage maintained by Employer for Employee prior to his severance. Such Coverage shall cease upon the earlier of Employee obtaining new employment and receiving similar Coverage through another employer, which provides comparable coverage, or one year from the date of Employee's termination.

                      SECTION 5 - SUSPENSION OF OBLIGATIONS

     (a) If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs pursuant to an action brought by the Florida Department of Banking and Finance or the Federal Deposit Insurance Corporation (either, a "Regulatory Agency"), Employer's obligations under this Agreement shall be suspended as of the date of such action. The obligations of this Agreement shall be reinstated if the charges of the Regulatory Agency are subsequently dismissed, or if the Employee is otherwise determined to be not guilty of such charges.

     (b) If Employee is removed from office and/or permanently prohibited from participating in the conduct or affairs of Employer by a final order resulting from an action brought by a Regulatory Agency, all obligations of Employer under this Agreement shall terminate as of the effective date of such order.


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                        SECTION 6 - NOTICE OF TERMINATION

     Any purported termination by Employer, or by Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                       SECTION 7 - MODIFICATION AND WAIVER

     (a) This Agreement may not be modified or amended except as agreed to in writing by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future, or as to any act other than that specifically waived.

                             SECTION 8 - ARBITRATION

     The parties agree that any controversy or claim arising out of or relating to this Agreement or any breach hereof, including, without limitation, any claim that this Agreement or any portion hereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator(s) may be entered in any court having jurisdiction thereof. Provided, however, that this clause shall not be construed to permit the award of punitive damages to either party. The situs of any arbitration shall be in Columbia County, Florida.

                           SECTION 9 - ATTORNEYS' FEES

     In the event of an arbitration proceeding occurring out of or involving this Agreement, the prevailing party shall be entitled to recovery of reasonable attorneys' fees, expenses and costs, including fees and costs to enforce an award.

                            SECTION 10 - SEVERABILITY

     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                    SECTION 11 - HEADINGS FOR REFERENCE ONLY

     The headings of the Sections herein are included solely for convenience of reference and shall not control the meaning or the interpretation of any of the provisions of this Agreement.


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                           SECTION 12 - APPLICABLE LAW

     This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of Florida.

                             SECTION 13 - SUCCESSORS

     Employer shall require any successor to the business and/or assets of Employer in connection with a Change in Control to assume and agree to perform its obligations under this Agreement in writing.

                     SECTION 14 - NO CONTRACT OF EMPLOYMENT

     This Agreement shall not be deemed to constitute an employment contract between Employer and Employee or to be in consideration of or an inducement for the employment of Employee. Nothing contained in this Agreement shall be deemed to give Employee the right to be retained in the service of Employer or to interfere with the right of Employer to discharge Employee at any time.

                        SECTION 15 - LIMITATION OF RIGHTS

     Neither this Agreement, nor any amendment hereof, nor the payment of any benefits hereunder shall be construed as giving Employee or other person any legal or equitable right against Employer except as expressly herein.

     IN WITNESS WHEREOF, Employer has duly executed this Agreement this 15th day of October, 2001.

                                       PEOPLES STATE BANK


                                       By: /s/ Wesley T. Small
                                           -------------------------------------
                                               Wesley T. Small, President and
                                               Chief Executive Officer


                                       EMPLOYEE


                                       /s/ Thomas M. Riherd, II
                                       -----------------------------------------
                                       Thomas M. Riherd, II


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